UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2014

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36603	46-3337365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2014, Mr. Maffei received a one-time grant of 1,797,107 options to purchase shares of Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) Series B common stock, par value $0.01 per share (the “Series B common stock”), at an exercise price of $27.83 per share (the “Options”). One-half of the Options will vest on the fourth anniversary of the grant date with the remaining Options vesting on the fifth anniversary of the grant date, in each case, subject to Mr. Maffei being employed on the applicable vesting date. The Options will have a term of 10 years.

Upon a “change in control” (as such term is defined in the grant agreement relating to the Options) prior to Mr. Maffei’s termination or in the event of Mr. Maffei’s termination for death or disability, all of his unvested Options will become exercisable. If Mr. Maffei is terminated by Liberty TripAdvisor without “cause” (as such term is defined in the grant agreement relating to the Options) or if he terminates his employment for “good reason” (as such term is defined in the grant agreement relating to the Options), then each unvested tranche of Options will vest pro rata based on the number of days elapsed since the grant date plus 548 calendar days; however, in the event (i) all members of the “Malone Group” (as such term is defined in the agreement relating to the Options) cease to beneficially own Liberty TripAdvisor securities representing at least 20% of Liberty TripAdvisor’s voting power, (ii) within 90 to 210 days of clause (i) Mr. Maffei’s employment is terminated by Liberty TripAdvisor without cause or by Mr. Maffei for good reason and (iii) at the time of clause (i) Mr. Maffei does not beneficially own Liberty TripAdvisor securities representing at least 20% of Liberty TripAdvisor’s voting power, then all unvested Options will vest in full as of the date of Mr. Maffei’s termination. In no event will the vesting of the Options accelerate upon Mr. Maffei’s voluntary termination of his employment with Liberty TripAdvisor without good reason. In addition, in no event will the vesting of the Options accelerate upon termination of Mr. Maffei’s employment for any reason with Liberty Media. In the event of a change in control prior to Mr. Maffei’s termination, all of the Options will remain exercisable until the end of the term. If Mr. Maffei is terminated for cause prior to December 31, 2019 (without a prior change in control occurring), then all unvested Options will terminate immediately and all vested Options will expire on the 90th day following such termination. In all other events (without a prior change in control occurring) or if Mr. Maffei has not been terminated prior to December 31, 2019, any unvested Options will terminate immediately and all vested Options will expire at the end of the term.

Item 8.01. Other Events.

Because of the significant voting power that Mr. Maffei would possess upon exercise of the Options, the board of directors of Liberty TripAdvisor (the “Board”) determined that it would be appropriate to also grant Mr. Maffei approval for purposes of exempting him from the restrictions that may be imposed on him as an “interested stockholder” under Section 203 of the General Corporation Law of Delaware (“Section 203”). Separately, Mr. Maffei advised the Board that, although no agreement, arrangement or understanding had been reached, he was in discussions with John Malone, Chairman of the Board of Liberty TripAdvisor, regarding a potential exchange of shares of Series B common stock owned by Mr. Malone for shares of Liberty TripAdvisor’s Series A common stock, par value $0.01 per share (the “Series A common stock”), owned by Mr. Maffei. As a result, the Compensation Committee of the Board and the members of the Board independent of Mr. Maffei and the Malones (as defined below) determined that it was appropriate to request that Mr. Maffei enter into a standstill agreement with Liberty TripAdvisor, and, on December 21, 2014, Liberty TripAdvisor and Mr. Maffei entered into a letter agreement (the “Standstill Letter”). The Standstill Letter was entered into in connection with the grant of the Options to Mr. Maffei and in anticipation of Mr. Maffei’s potential acquisition of shares of Series B common stock in connection with a potential transaction with Mr. Malone. On December 22, 2014, Mr. Maffei acquired shares of Liberty TripAdvisor’s Series B common stock in a private share exchange transaction with Mr.

Malone and certain related persons (the “Exchange”), pursuant to which Mr. Maffei exchanged 3,047,190 shares of Liberty TripAdvisor’s Series A common stock for 2,770,173 shares of Series B common stock held by Mr. Malone and certain related persons (the “Malones”).  Prior to the grant of the Options and any agreement, arrangement or understanding between Mr. Maffei and Mr. Malone regarding the Exchange, the Compensation Committee of the Board and the members of the Board independent of Mr. Maffei and the Malones approved (x) each of Mr. Maffei and certain of his related persons as an “interested stockholder” and (y) the acquisition by such persons of Liberty TripAdvisor’s common stock, in each case, for purposes of Section 203.

Subject to certain exceptions, during the Term of the Standstill Letter, Mr. Maffei has agreed that he will not, and he will not permit his Controlled Affiliates (as defined in the Standstill Letter) to, directly or indirectly, acquire Voting Securities (as such term is defined in the Standstill Letter) of Liberty TripAdvisor if, after giving effect to such acquisition, Mr. Maffei and his Controlled Affiliates would beneficially own (as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but including all shares Mr. Maffei has the right to acquire without giving effect to any vesting requirements) in excess of 34.9% of Liberty TripAdvisor’s outstanding Voting Securities (the “Cap”); provided, that the Cap will not prohibit, among other things, Mr. Maffei from acquiring or exercising the Options or acquiring shares of Series B common stock pursuant to the Exchange.  In the event Mr. Maffei or his Controlled Affiliates have beneficial ownership of Voting Securities of Liberty TripAdvisor in excess of the Cap, subject to limited exceptions, Mr. Maffei will vote such securities in excess of the Cap in the same proportion as the votes cast by shareholders unaffiliated with Mr. Maffei on any matter submitted to a vote of the Liberty TripAdvisor’s shareholders.

Pursuant to the Standstill Letter, during the period commencing on December 21, 2014 and ending on the earlier of (x) the fifth anniversary of the closing of the Exchange or (y) the consummation of a Change in Control (as defined in the Standstill Letter) (such period, the “Term”), Liberty TripAdvisor will include Mr. Maffei (or his designee) in management’s slate of directors for election (the “Management Slate”) at each annual or special meeting of stockholders at which directors in Mr. Maffei’s (or his designee’s) class are to be elected.  Liberty TripAdvisor will use reasonable best efforts to cause the election of Mr. Maffei (or his designee) to Liberty TripAdvisor’s board of directors. So long as Liberty TripAdvisor complies with its obligation to include Mr. Maffei (or his designee) on the Management Slate as provided in the Standstill Letter, Mr. Maffei has agreed to vote his shares of Liberty TripAdvisor’s common stock in favor of the Management Slate.

Pursuant to and during the Term of the Standstill Letter, Mr. Maffei has agreed, subject to certain exceptions, to certain customary standstill provisions. Such provisions prohibit Mr. Maffei and his Controlled Affiliates, unless expressly authorized by a majority of the members of the Board who are independent, disinterested and unaffiliated with Mr. Maffei and his Controlled Affiliates, from: (i) effecting or seeking, offering or proposing (whether publicly or otherwise) to effect, or announcing any intention to effect or cause or participating in or assisting, facilitating or encouraging any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any equity securities (or beneficial ownership thereof), or rights or options to acquire any equity securities (or beneficial ownership thereof), of Liberty TripAdvisor, (B) any tender or exchange offer, consolidation, business combination, acquisition, merger, joint venture or other business combination involving Liberty TripAdvisor, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Liberty TripAdvisor, or (D) any solicitation of proxies or consents relating to the election of directors with respect to Liberty TripAdvisor; (ii) forming, joining or in any way participating in a “group” (as defined under Rule 13d-3 of the Exchange Act); (iii) depositing any Voting Securities in a voting trust or similar arrangement; (iv) granting any proxies with respect to any Voting Securities to any person (other than in his capacity as a designated representative of Liberty TripAdvisor);  (v) otherwise acting (alone or in concert with others) to call or seek to a call a meeting of

Liberty TripAdvisor’s stockholders, initiating any stockholder proposal or calling a special meeting of the Liberty TripAdvisor board of directors; (vi) entering into any third-party discussions regarding the foregoing; (vii) publicly requesting a waiver or amendment of the foregoing or making any public announcement regarding such restrictions; (viii) taking any action which would reasonably be expected to require Liberty TripAdvisor to make a public announcement regarding the possibility of a business combination or merger; or (ix) advising, assisting or knowingly encouraging or directing any person to do so in connection with the foregoing.  However, Mr. Maffei will not be deemed to have breached or violated these limitations to the extent such actions were taken in connection with his provision of services to Liberty TripAdvisor as a member of the Board or as Chief Executive Officer of Liberty TripAdvisor.

The standstill limitations cease to apply (i) in the event Liberty TripAdvisor fails (subject to certain exceptions) to comply with its obligation to include Mr. Maffei (or his designee) on the Management Slate for election as a director (other than at Mr. Maffei’s request or because of Mr. Maffei’s refusal to accept such nomination), (ii) if Mr. Maffei ceases to serve as Chief Executive Officer of Liberty TripAdvisor other than as a result of his resignation without Good Reason (as defined in the grant agreement related to the Options (the “Option Agreement”)), his Disability (as defined in the Option Agreement) or his termination for Cause (as defined in the Option Agreement)), or (iii) if Mr. Maffei (or his designee) ceases to be a director of Liberty TripAdvisor, other than due to his refusal to serve as a director of Liberty TripAdvisor or to propose a designee in his place, due to his (or his designee’s) resignation, due to Mr. Maffei’s election not to submit a replacement candidate for appointment or during a period following Mr. Maffei’s resignation so long as Liberty TripAdvisor is working in good faith to appoint a replacement designee of Mr. Maffei. The standstill limitations also cease to apply upon the occurrence of certain events set forth in the Standstill Letter, including if Liberty TripAdvisor enters into discussions regarding a transaction that would, if consummated, be reasonably likely to result in a Change of Control (as defined in the Standstill Letter) (unless Mr. Maffei has been released from such restrictions to the extent reasonably necessary for him to fully participate in any discussions (in his capacity as a shareholder) and to offer or propose alternative transactions involving himself and his Controlled Affiliates and third parties) or a third party commences a tender or exchange offer for at least 50.1% of Liberty TripAdvisor’s common stock which would result in a Change of Control of Liberty TripAdvisor and which offer is not opposed by Liberty TripAdvisor.

The foregoing description of the Standstill Letter is qualified in its entirety by reference to the full text of the Standstill Letter, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Letter Agreement, dated December 21, 2014, between Liberty TripAdvisor Holdings, Inc. and Gregory B. Maffei.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2014

LIBERTY TRIPADVISOR HOLDINGS, INC.

	By:	/s/ Pamela L. Coe
Name: Pamela L. Coe
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Letter Agreement, dated December 21, 2014, between Liberty TripAdvisor Holdings, Inc. and Gregory B. Maffei.